UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

VIVINT SMART HOME, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38246	98-1380306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West Provo, UT		84604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 377-9111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on February 9, 2023, Vivint Smart Home, Inc. (the “Company”) filed a petition in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law seeking validation of the Company’s Amended and Restated Certificate of Incorporation and the shares issued pursuant thereto to resolve any uncertainty with respect to those matters (the “Section 205 Action”). The Section 205 Action filed by the Company in the Court of Chancery is captioned In re Vivint Smart Home, Inc., C.A. No. 2023-0162-LWW (Del. Ch.). A copy of the Company’s petition filed in the Section 205 Action is attached as Exhibit 99.1 to this Form 8-K. The same day the Section 205 Action was filed, the Company also moved that the Court of Chancery’s consideration of the Section 205 Action be expedited.

On February 10, 2023, the Court of Chancery granted the Company’s motion for expedited proceedings in the Section 205 Action. The Court of Chancery directed the Company (i) to file this Form 8-K, attaching the petition filed by the Company in the Section 205 Action; and (ii) to notify stockholders that the Court of Chancery will hold a final hearing to consider the merits of the petition filed by the Company in the Section 205 Action on February 27, 2023, at 2:15 p.m. Eastern Time, at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (the “Section 205 Hearing”). This Form 8-K constitutes notice of the Section 205 Hearing. If any stockholder of the Company wishes to express a position on the Section 205 Action, such stockholders of the Company may (i) appear at the hearing in the Section 205 Action or (ii) file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case captioned, In re Vivint Smart Home, Inc., C.A. No. 2023-0162-LWW (Del. Ch.), in advance of the Section 205 Hearing, and any such written submission should be emailed to the Company’s counsel, Kevin M. Gallagher, Richards, Layton & Finger, P.A., at gallagher@rlf.com.

Forward-Looking Statements.

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions readers of this filing that such “forward-looking statements” are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.” For a more detailed discussion of factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2022, in the Company’s most recent Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2022, and in subsequent SEC filings. With respect to the matters addressed in this filing, no assurances can be made regarding the outcome of the Company’s proceeding pursuant to Section 205 Action.

The Company’s forward-looking statements speak only as of the date of this filing or as of the date they are made. Except as may be required by applicable law, the Company disclaims any intent or obligation to update any “forward-looking statement” made in this filing to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Verified Petition for Relief Pursuant to 8 Del. C. § 205.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ Garner B. Meads, III
Name: Garner B. Meads, III
Title: Chief Legal Officer and Secretary

Date: February 13, 2023